Exhibit 99.1

Wheeler Real Estate Investment Trust, Inc.

Announces Special Meeting of Stockholders to Vote on

Amendments to Series A Preferred Stock and Series B Convertible Preferred Stock

Virginia Beach, VA – August 23, 2021 - Wheeler Real Estate Investment Trust, Inc. (the “Company”) (NASDAQ: WHLR) today announced that it will hold a special meeting of its stockholders on Wednesday, November 3, 2021. Common stockholders of record as of the close of business on Wednesday, September 22, 2021 (the “Record Date”) will be entitled to vote at the special meeting.

At the special meeting, the Company’s common stockholders as of the Record Date will be asked to consider and vote on a proposal to amend the terms of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) so that dividends on the Preferred Stock are non-cumulative and will be paid only when, as and if declared by the Company’s Board of Directors.

As of June 30, 2021, there was an aggregate of $139,095 and $11,606,191 of accrued but unpaid dividends on the Company’s Series A Preferred Stock and Series B Preferred Stock, respectively. The Company believes that removing the cumulative dividend from the Preferred Stock will further optimize the capital structure of the Company.

Additional details regarding the special meeting and the proposed amendments will be included in the Company’s proxy statement when it becomes available.

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Please visit: www.whlr.us.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors.

Additional Information About the Proposed Amendments and Where To Find It

In connection with the proposed amendments, the Company expects to file with the SEC a proxy statement, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.whlr.us, or by directing a written request to our Corporate Secretary Angelica Beltran at Riversedge North, 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452, Attention: Corporate Secretary, (757) 627-9088.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed amendments. You can find more information about the Company’s directors and officers in the Company’s definitive proxy statement filed with the SEC on April 28, 2021 in connection with its 2021 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Contact Details

Investor Relations

Mary Jensen

+1 757-627-9088

mjensen@whlr.us